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                                [Letterhead]

CONTACT:
Warren Braverman                            Joseph N. Jaffoni
Chief Operating Officer                     David C. Collins
Cinergi Pictures Entertainment Inc.         Jaffoni & Collins Incorporated
310/315-6000                                212/505-3015, e-mail: jciir@aol.com

FOR IMMEDIATE RELEASE

                CINERGI PICTURES ENTERTAINMENT ANNOUNCES AGREEMENT
                  TO SELL ITS RIGHTS IN DIE HARD WITH A VENGEANCE
                             TO TWENTIETH CENTURY FOX

Santa Monica, CA, (July 16, 1997) - Cinergi Pictures Entertainment Inc. (Nasdaq: CINE) (the "Company") announced today that it has entered into an agreement with Twentieth Century Fox Film Corporation to sell to Fox the Company's rights in DIE HARD WITH A VENGEANCE in exchange for $11,250,000 in cash. The Company owns DIE HARD WITH A VENGEANCE with Twentieth Century Fox. Twentieth Century Fox controls all sequel rights to the film, as well as distribution rights to the film in the United States, Canada and Japan (and certain additional minor territories), and worldwide in certain ancillary media. As part of the sale to Fox of the Company's DIE HARD WITH A VENGEANCE rights, the Company will relinquish the right to receive overages from those territories and media for which Fox controls distribution rights.

Twentieth Century Fox will receive the Company's rights in DIE HARD WITH A VENGEANCE subject to the terms of the Company's existing exploitation agreements relating to such rights, including the Company's agreements with The Walt Disney Company and its affiliates. The Company, which controls distribution rights to DIE HARD WITH A VENGEANCE in certain international territories, has previously granted Disney distribution rights to the film in a portion of those international territories. The Company has agreed, upon consummation of the transactions contemplated by the Company's previously announced agreement to sell substantially all of the films in the Company's motion picture library and certain other assets to Disney (the "Film Library Sale"), to relinquish overages payable by Disney after January 1,

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CINERGI TO SELL ITS RIGHTS IN DIE HARD WITH A VENGEANCE, 7/16/97          page 2

1997 with respect to DIE HARD WITH A VENGEANCE. However, the Company will still be entitled to receive any overages under its existing exploitation agreements which relate to DIE HARD WITH A VENGEANCE and are with parties other than Disney and Fox.

Fox will continue to be responsible for the payment of residuals relating to distribution of the film in those territories for which Fox currently controls distribution rights, and, as the Company's existing exploitation agreements expire (including the Company's agreements with Disney) and the distribution rights in those territories revert to Fox, Fox will become responsible for the payment of residuals in the applicable territories covered by such exploitation agreements. The Company, however, will continue to be responsible for all participations due to profit participants in the film. The Company currently anticipates, subject to, among other things, actual future revenues generated by the film, that the Company's residuals and participation obligations with respect to such film will not exceed approximately $1,000,000.

The sale to Fox is subject to several conditions including, among other things, consummation of the Film Library Sale to Disney and applicable approval of the Company's stockholders. No assurance can be given that the sale to Fox of the Company's rights in DIE HARD WITH A VENGEANCE will be consummated. If the Company's agreement with Disney regarding the Film Library Sale terminates, the Company's agreement to sell DIE HARD WITH A VENGEANCE to Twentieth Century Fox will automatically also terminate.

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect" or "anticipate" or other variations thereon or comparable terminology. All forward-looking statements are necessarily speculative and involve risks and uncertainties. Certain factors may cause actual events to differ materially from those referred to in the forward-looking statements. In addition, the Company and its operations are also subject

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CINERGI TO SELL ITS RIGHTS IN DIE HARD WITH A VENGEANCE, 7/16/97          page 3

to the risks and uncertainties described in the Company's reports filed from time to time with the Securities and Exchange Commission. The Company does not have a policy of updating or revising forward-looking statements and it should not be assumed that silence by management of the Company over time means that actual events are bearing out as anticipated in such forward-looking statements.

The Company was formed in 1989 as an independent producer and distributor of motion pictures which are distributed in domestic and international theatrical and ancillary markets, including home video, cable and broadcast television.

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